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                                                                  Exhibit 10.53


                               STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (the "Agreement") is made and entered into effective as of the 20th day of November, 1998, by and between WellPoint Health Networks Inc., a Delaware corporation ("Buyer"), and the California HealthCare Foundation, a California nonprofit public benefit corporation ("Seller").

                                       RECITALS

     WHEREAS, Seller is the record and beneficial owner of 17,910,000 shares of common stock (the "Common Stock") of Buyer, representing approximately 26% of the issued and outstanding common stock of Buyer.

     WHEREAS, Seller desires to sell an aggregate of 1,000,000 shares of Common Stock (the "Shares") to Buyer, and Buyer desires to purchase the Shares from Seller, on the terms and conditions set forth herein.

                                      AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.     PURCHASE OF SHARES.  On the Closing Date (as defined in
Section 2 hereof), Seller hereby agrees to sell, transfer, convey, assign and deliver to Buyer, and Buyer hereby agrees to purchase, acquire and accept from Seller, the Shares.

     Section 2.     CLOSING DATE; PURCHASE PRICE.

          (a) The closing date (the "Closing Date") of the purchase and sale of the Shares shall take place as soon as practicable following consummation of the merger between Cerulean Companies, Inc. and Water Polo Acquisition Corp. (the "Merger"); provided, however, that the Closing Date shall not occur prior to January 5, 1999 and the Buyer shall provide the Seller no less than 10 calendar days advance notice of the anticipated Closing Date.

          (b) If the Closing Date shall not have occurred pursuant to the immediately preceding Section 2(a) on or prior to March 16, 1999, Seller shall have the option of requiring Buyer to purchase the Shares on April 1, 1999 (which date shall then be the "Closing Date") (subject to the satisfaction on such date of the conditions contained herein) by delivering written notice thereof to Buyer on or prior to March 16, 1999; provided, however, that if the Merger is consummated on or prior to March 31, 1999 the Closing Date shall occur pursuant to Section 2(a) hereof and the delivery of any notice by Seller to Buyer pursuant to this Section 2(b) shall be of no further force or effect.

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          (c)  The purchase price for the Shares (the "Purchase Price") shall equal:

               (i)  in the event that the Closing Date occurs pursuant to
Section 2(a), a purchase price per share equal to the average closing price per share for WellPoint Common Stock for the 20 business days immediately prior to the day that is two business days prior to the closing date of the Merger on which WellPoint Common Stock is traded on the New York Stock Exchange, as reported by The Wall Street Journal (Southeastern Edition), or if not reported therein, by another authoritative source, which is the "Closing Price" as defined in the Agreement and Plan of Merger dated as of July 9, 1998 by and among Buyer, Cerulean Companies, Inc. and Water Polo Acquisition Corp.; and

               (ii) in the event that the Closing Date occurs pursuant to
Section 2(b), the average closing price per share for WellPoint Common Stock for the 20 business days immediately prior to the day that is two business days prior to the Closing Date on which WellPoint Common Stock is traded on the New York Stock Exchange, as reported by the Wall Street Journal, or if not reported therein, by another authoritative source.

          (d) On the Closing Date, and subject to the terms and conditions set forth in this Agreement, Seller shall deliver a certificate or certificates representing all of the Shares duly endorsed in blank or accompanied by stock powers duly executed in blank and in consideration of the sale, assignment, transfer and delivery of the Shares, Buyer shall pay to Seller the Purchase Price by wire transfer of immediately available funds to an account or accounts designated by Seller.

     Section 3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer that:

          (a) Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          (b) This Agreement has been duly executed and delivered by Seller, has been effectively authorized by all necessary action, and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by laws relating to bankruptcy, insolvency, reorganization or other laws relating to creditors' rights generally or by general principles of equity.

          (c) Seller has good and marketable title to the Shares, free and clear of all security interests, covenants, conditions, restrictions, pledges, liens, charges, encumbrances, options and adverse claims or rights of any kind whatsoever, other than pursuant to the Amended and Restated Voting Trust Agreement dated as of August 4, 1997 (as amended by that Amendment No. 1 dated as of June 12, 1998) and the Amended and Restated Voting Agreement dated as of August 4, 1997. Assuming Buyer has no notice of any adverse claim, Buyer shall acquire from Seller as of the Closing Date good and marketable title to the Shares, free and clear of all security interests,

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covenants, conditions, restrictions, pledges, liens, charges, encumbrances, options and adverse claims or rights of any kind whatsoever.

          (d) The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby do not and will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with (i) the articles of incorporation or bylaws of Seller, (ii) any material agreement to which Seller is a party or by which it is bound, (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which Seller is bound or (iv) any material Federal or State law, rule or regulation applicable to Seller or its property.

          (e) No broker or finder has acted for Seller in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fees or other commissions in respect of such transactions.

          (f) In connection with Seller's sale of the Shares, Seller has had the opportunity to ask Buyer any and all relevant questions regarding, among other things, the business and operations of Buyer and Seller has received answers from the Buyer which the Seller considers to be reasonably responsive and adequate to such questions. The Seller has, to the extent deemed necessary by the Seller, consulted with the Seller's advisors (including the Seller's attorney, accountant or investment advisors) regarding the sale of the Shares to Buyer. The Seller understands and acknowledges that events or circumstances may occur after the date hereof or after the Closing Date that may be favorable or unfavorable to the Buyer's earnings, business affairs or operations, and that such events or circumstances may result in changes in the fair market value of the Common Stock.

     Section 4. REPRESENTATION AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller that:

          (a) Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          (b) This Agreement has been duly executed and delivered by Buyer, has been effectively authorized by all necessary action, and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by laws relating to bankruptcy, insolvency, reorganization or other laws relating to creditors' rights generally or by general principles of equity.

          (c) The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby do not and will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with (i) the certificate of incorporation or bylaws of Buyer, (ii) any material agreement to which Buyer is a party or by which it is bound, (iii) any judgment, decree, order or award of any court, governmental body

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or arbitrator by which Buyer is bound or (iv) any material Federal or State law, rule or regulation applicable to Buyer or its property.

          (d) No broker or finder has acted for Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions.

     Section 5. CONDITIONS TO CLOSING.

          (a) BUYER'S CONDITIONS. Buyer's obligations to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

               (i) the representations and warranties of Seller contained herein shall be true and correct at and as the Closing Date as if made at and as of such time; and

               (ii) Buyer shall not be prohibited under Regulation M promulgated under the Securities Exchange Act of 1934 or other applicable law from purchasing the Shares as of the Closing Date.

          (b) SELLER'S CONDITION. Seller's obligation to consummate the transactions contemplated by this Agreement shall be subject to the representations and warranties of Buyer contained herein being true and correct at and as of the Closing Date as if made at and as of such time.

     Section 6. TERMINATION. This Agreement may be terminated prior to the Closing Date as follows:

          (a) At any time on or prior to the Closing Date, by mutual written consent of Seller and Buyer; or

          (b) After April 1, 1999, at the election of either party by written notice to the other party, if the Closing Date shall not have occurred pursuant to Section 2 on or prior to April 1, 1999 (other than by failure of the electing party to comply fully with its obligations under this Agreement).

     In the event this Agreement is terminated pursuant to this Section 6, this Agreement shall terminate without any liability or further obligation of either party to the other.

     Section 7. NOTICES. All notices and other communication hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, address as follows:


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If to Seller:       California HealthCare Foundation
                    476 Ninth Street
                    Oakland, CA 94607
                    Attention: President
                    Facsimile: (510) 238-1388

If to the Buyer:    WellPoint Health Networks Inc.
                    21555 Oxnard Street
                    Woodland Hills, CA 91367
                    Attention: General Counsel
                    Facsimile: (818) 703-4406

     Section 8. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     Section 9. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without reference to choice or conflict of law principles thereof.

     Section 10. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 11. ENTIRE AGREEMENT. This Agreement contains the entire Agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previous oral and written, and all contemporaneous oral negotiations, commitments and understandings.

     Section 12. SEVERABILITY. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision or this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     Section 13. EXPENSES. Seller, on the one hand, and Buyer, on the other hand, shall pay their respective fees and expenses incurred by them in connection with the transactions contemplated herein.

     Section 14. FURTHER ASSURANCES. Each of Seller and Buyer agrees promptly to execute and deliver such documents and to do such other acts as are reasonably necessary appropriate to effectuate the purposes of this Agreement.

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     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed as of the date first above written.

     SELLER:        CALIFORNIA HEALTHCARE FOUNDATION

                    By: /s/ Mark D. Smith
                       ----------------------------------
                    Its: President
                        ---------------------------------


     BUYER:         WELLPOINT HEALTH NETWORKS INC.

                    By: /s/ Thomas C. Geiser
                       ----------------------------------
                    Its: Executive Vice President
                        ---------------------------------


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